Prudential Bancorp, Inc.

Annual Shareholder Meeting
(NASDAQ: PBIP)
February 21, 2018

Prudential

Disclaimer

This presentation may contain certain forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for Prudential Bancorp, Inc. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed periodically with the Securities and Exchange Commission describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies, legislation and regulatory changes, difficulties in integrating the Polonia Bancorp, Inc. business or fully realizing anticipated cost savings and other benefits of the merger with Polonia, and business disruptions following the merger.

Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.psbanker.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

Prudential Bancorp, Inc. Overview

Prudential

- Prudential Bancorp, Inc. ("the Company") is the holding company for Prudential Bank ("the Bank")
- The Bank operates out of its main office in Philadelphia, Pennsylvania, its executive offices in Huntingdon Valley, Montgomery County, Pennsylvania as well as 10 additional full-service branch offices, eight of which are in Philadelphia, one is in Huntingdon Valley, Montgomery County and one is in Drexel Hill, Delaware County.
- A community-oriented savings bank with roots in Philadelphia dating back to 1886

Source: SNL Financial

Prudential Bancorp, Inc. Branch Listings

Prudential



Montgomeryville
Warrington
Newtown
Lower Makefield Township
Lansdale
Skippack
Richboro
Gwynedd
Warminster
Fairless Hills
Horsham
Levittown
Plymouth Township
Ambler
Willow Grove
Feasterville
Norristown
Whitemarsh
Abington
Bensalem
King of Prussia
Conshohocken
Glenside
Bristol
Croydon
Cheltenham
Edgewater Park
Radnor
Willingboro
Ardmore
Merion Station
Cinnaminson
Marple
Havertown
Moorestown
Maple Shade
Drexel Hill
Springfield
Camden
Cherry Hill
Media
Folsom
Gloucester City
Marlton
Ridley Park
Chester
Bellmawr
Voorhees
Paulsboro
Woodbury
Stratford
Lindenwold
Blackwood
Berlin
Pine Hill
Fairview
PBIP (11)

Address
1834 W Oregon Ave, Philadelphia, PA 19145
2646 E Allegheny Ave, Philadelphia, PA 19134
3993 Huntingdon Pike, Huntingdon Valley, PA 19006
1722 S Broad St, Philadelphia, PA 19145
238A Moore St, Philadelphia, PA 19148
2133 Spring Garden St, Philadelphia, PA 19130
1270 Township Line Rd, Drexel Hill, PA 19026
8000 Frankford Ave, Philadelphia, PA 19136
1500 JFK Blvd, Philadelphia, PA 19103
28 N 3rd St, Philadelphia, PA 19106
4800 Richmond St, Philadelphia, PA 19137

Source: SNL Financial

2017 Fiscal Year[1] Highlights

Prudential

- Significant growth in core earnings with the Company recording $5.8 million in core earnings compared to $3.2 million for fiscal 2016 [2]

- Core ROAA increased to 0.74% in fiscal 2017 from 0.59% in fiscal 2016, and Core ROE increased to 4.51% from 2.73% in fiscal 2016 [2]

- Non-interest expense as a percentage of average assets declined to 2.10% in fiscal 2017 from 2.82% in fiscal 2016

- Net loans at September 30, 2017 increased $67.2 million, or 19.5%, from the level at September 30, 2016, excluding the $160.1 million of loans acquired through the Polonia acquisition

- Total deposits at September 30, 2017 increased $73.3 million, or 18.8% from the level at September 30, 2016, excluding the $172.2 million in deposits assumed in the Polonia acquisition

- Payment of four quarterly cash dividends aggregating to $0.12 per share of common stock

(1) Third Quarter concludes PBIP's Fiscal Year
(2) Core earnings, core ROA and core ROE are non-GAAP measures. See reconciliation of non-GAAP measures in slide 11.
Source: Company Documents

Prudential Bancorp, Inc.

Loan Portfolio Composition

Prudential



Construction & Land Development, 6%
Commercial & Other Loans, 1%
Consumer Loans, 0%
Commercial real estate, 23%
Multi-family residential, 4%
One-to-four family residential, 66%

Total Loans[1]: $351,891

9/30/2016



Construction & Land Development, 22%
Commercial & Other Loans, 1%
Consumer Loans, 0%
Commercial real estate, 20%
One-to-four family residential, 54%
Multi-family residential, 3%

Total Loans[1]: $652,607

9/30/2017

(1) Includes undisbursed portion of loans in process and deferred loan costs
Source: Company Documents

Investment Portfolio Composition

Prudential


HTM State & Political Subdivisions, 0%
HTM GNMA MBS, 4%
Equities, 0%
HTM Government Agencies, 19%
AFS Agencies, 12%
Corporate Debt, 14%
AFS Gov Sponsored MBS, 51%

Portfolio Value: $178,665

9/30/2016


HTM State & Political Subdivisions, 9%
HTM GNMA MBS, 3%
Equities, 0%
HTM Government Agencies, 14%
AFS Agencies, 11%
Corporate Debt, 14%
AFS Gov Sponsored MBS, 49%

Portfolio Value: $239,686

9/30/2017

Source: Company Documents

Deposit Composition

Prudential


MMDA & Savings, 32%
Certificates Maturing in Six Months or Less, 25%
Transaction, 10%
Certificates Maturing in more than Six Months, 33%

Total Deposits: $389,201

Cost of Deposits 0.75%

9/30/2016


MMDA & Savings, 28%
Certificates Maturing in Six Months or Less, 24%
Transaction, 10%
Certificates Maturing in more than Six Months, 38%

Total Deposits: $635,982

Cost of Deposits 0.70%

9/30/2017

Source: SNL Financial & Company Documents

Nonperforming Asset Detail

Prudential

Period Ended *(Dollars in Thousands)*	**FY 2013**	**FY 2014**	**FY 2015**	**FY 2016**	**FY 2017**
Nonaccrual Loans					
1-4 Family Loans	4,259	5,002	3,547	4,244	5,107
Comm & Multifamily RE Loans	2,375	877	1,589	1,346	1,566
Total Real Estate Loans	6,634	5,879	5,136	5,590	6,673
Construction/Development Loans	-	-	8,796	10,288	8,724
Total Consumer Loans	-	-	-	-	-
Commercial Loans	-	-	-	-	-
Other Loans	-	-	-	-	-
Total Nonaccrual Loans	6,634	5,879	13,932[(1)]	15,878[(1)]	15,397[(1)]
Real Estate Owned	406	360	869	581	192
Total Non-performing Assets	7,040	6,239	14,801	16,459	15,589

(1) Includes one borrowing relationship aggregating $10.3 million, $12.3 million and $10.7 million for FY 2015, 2016 and 2017 respectively.
Source: Company Documents

Summary Balance Sheet Comparison

Prudential

Period Ended	FY 2014	FY 2015	FY 2016	FY 2017
(Dollars in Thousands, except per share data)				
Total Assets	$525,483	$487,189	$559,480	$899,540
Cash and Cash Equivalents	45,382	11,272	12,440	27,903
Investments				
Held-to-maturity	80,840	66,384	39,971	61,284
Available-for-sale	57,817	77,483	138,694	178,402
Other	1,221	369	2,463	6,002
Loans Receivable, Net	321,063	312,633	344,948	571,343
Deposits	391,025	365,074	389,201	635,982
FHLB Advances	340	-	50,638	114,318
Stockholders' Equity	129,425	117,001	114,002	136,179
Loans/Deposits	82.7%	86.4%	89.5%	90.5%
Capital Ratios:				
Tier 1 Ratio	57.21%	50.63%	38.57%	23.94%
Risk-based Capital Ratio	58.28%	51.98%	39.70%	24.83%
Leverage Ratio	22.39%	23.73%	20.41%	14.81%
Tangible Book Value per Share non GAAP [(1)]	$13.56	$13.85	$14.17	$14.36

Dollars in thousands except per share data

(1) Tangible Book Value per Share is a non-GAAP measures. See reconciliation of non-GAAP measures on slide 11.

The Company had no intangible assets for the 2014, 2015, and 2016 fiscal years thus Tangible Book Value equaled Book Value.

Source: Company Documents

Prudential Bancorp, Inc.

Summary Income Statement Comparison

Prudential

Period Ended *(Dollars in Thousands, except per share data)*	FY 2014	FY 2015	FY 2016	FY 2017
Total Interest Income	$16,465	$16,680	$17,483	$26,343
Total Interest Expense	3,401	3,430	3,326	5,266
Net Interest Income	13,064	13,250	14,157	21,077
Provision (Recovery)	240	735	225	2,990
Total Non-interest Income	1,111	3,008	1,337	2,198
Total Non-interest Expense	11,465	13,175	11,290	16,566
Income Before Income Taxes	2,470	2,348	3,979	3,719
Income Taxes	690	116	1,259	941
Net Income	1,780	2,232	2,720	2,778
Dividends Per Share	$0.06	$0.27	$0.12	$0.12
Diluted Earnings Per Share	$0.19	$0.27	$0.36	$0.32
Return on Average Assets	0.34%	0.58%	0.51%	0.35%
Return on Average Equity	1.38%	2.37%	2.36%	2.16%
Efficiency Ratio [(1)]	80.88%	81.04%	72.87%	71.18%

(1) Calculated by dividing non-interest expense by the sum of net interest income and non-interest income

Source: Company Documents

Year Over Year Core Earnings Comparison*

Prudential

Core Earnings *(Dollars in Thousands, except per share data)*	Year Ended September 30, 2016	2017
GAAP Income Before Income Taxes	$3,979	$3,719
Income Tax Expense	1,259	941
Net Income (GAAP)	$2,720	$2,778
One-time Merger Related Expenses (Net of Tax)	300	1,730
One-time Severance Expense (Net of Tax)	131	0
One-time Charge-Off (Net of Tax)	0	1,280
Core Income (Non-GAAP)	$3,151	$5,788

Tangible Book Value :	As of September 30, 2017	
	Book Value	Tangible Book Value
Total stockholder's equity	$136,179	$136,179
Less intangible assets:		
Goodwill	--	6,102
Core deposit intangible	--	709
Total intangibles	--	6,811
Adjusted stockholder's equity	$136,179	$129,368
Shares of common stock outstanding	9,008,125	9,008,125
Adjusted book value per share	$15.12	$14.36

(There were no intangible assets prior to 2017 and thus Tangible Book Value = Book Value for those periods)

* Note: Core Income is a Non-GAAP measure which was used in calculating ROA and ROE. The Company's management believes that the supplemental non-GAAP information provided is utilized by market analysts and others to evaluate a company's financial condition and, therefore, that such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures presented by other companies
Source: Company Documents

Prudential Bancorp, Inc.

Net Interest Margin

Prudential


Net Interest Margin
2.95%
2.90%
2.85%
2.80%
2.75%
2.70%
2.65%
2.60%
2.55%
2.69%
2.75%
2.92%
FY 2015
FY 2016
FY 2017

Net interest margin is calculated by dividing net interest income by average interest-earning assets
Source: Company Documents

Stock Price Performance Since Second-Step IPO

Prudential



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
10/10/13
2/10/14
6/10/14
10/10/14
2/10/15
6/10/15
10/10/15
2/10/16
6/10/16
10/10/16
2/10/17
6/10/17
10/10/17
2/16/18
$17.70
PBIP (+77.0%)
SNL Thrift (+46.1%)

Prudential Bancorp, Inc.

Note: Market data as of 1/31/2018
Source: SNL Financial

Comparison Summary of Q1 Fiscal 2017 and Q1 Fiscal 2018

Prudential

Selected Operating Data:
(Unaudited)

	Three Months Ended	
	Dec. 31, 2016	**Dec. 31, 2017**
	(Dollars in Thousands except per share data)	
Total Interest Income	$4,505	$8,036
Total Interest Expense	857	1,900
Net Interest Income	$3,648	$6,136
Provision for Loan Losses	185	210
Total Non-interest Income	358	415
Total Non-interest Expense	2,720	4,043
Income Before Taxes	$1,101	$2,298
Income Taxes	370	2,264*
Net Income	$731	$34
Dividends Per Share	0.03	0.20
Diluted Earnings Per Share	0.10	0.004

* Increase due to Deferred Tax Asset write-down as a result of the Tax Cut and Jobs Act of 2017
Source: Company Documents

Year Over Year Core Earnings Comparison*

Prudential

Period Ended	Three Months Ended December 31,	
(Dollars in Thousands except per share data)	**2016**	**2017**
GAAP Income Before Income Taxes	$1,101	$2,298
Income Tax Expense	370	2,264
Net Income (GAAP)	$731	$34
One-time Write-Down of Deferred Tax Assets	0	1,756
Core Net Income (Non-GAAP)	$731	$1,790
Diluted Earnings Per Share	0.10	0.00
Core Earnings Per Share (Non-GAAP)	0.10	0.20

* Note: Core Income is a Non-GAAP measure. The Company's management believes that the supplemental non-GAAP information provided is utilized by market analysts and others to evaluate a company's financial condition and, therefore, that such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures presented by other companies

Source: Company Documents

Prudential Bancorp, Inc.

Prudential

Thank you for your attendance today!

Prudential Bancorp, Inc.